Exhibit 3.1

Delaware	PAGE 1
The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “SUNTX CPI GROWTH COMPANY, INC.”, FILED IN THIS OFFICE ON THE TWENTY-FIFTH DAY OF APRIL, A.D. 2007, AT 4:18 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

Harriet Smith Windsor, Secretary of State

4340824 8100 070478379	AUTHENTICATION: 5625311 DATE: 04-25-07

CERTIFICATE OF INCORPORATION

OF

SUNTX CPI GROWTH COMPANY, INC.

THE UNDERSIGNED, acting as the incorporator of a corporation under and in accordance with the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended from time to time (the “DGCL”), hereby adopts the following Certificate of Incorporation for such corporation:

ARTICLE I

NAME

The name of the corporation is SunTx CPI Growth Company, Inc. (the “Corporation”).

ARTICLE II

PURPOSE

The purpose for which the Corporation is organized is to engage in any or all lawful activity for which corporations may be incorporated under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE III

REGISTERED AGENT

The street address of the initial registered office of the Corporation in the State of Delaware is 615 South Dupont Highway, Dover, Delaware 19901, County of Kent and the name of the Corporation’s initial registered agent at such address is Capitol Services, Inc.

ARTICLE IV

CAPITALIZATION

The aggregate number of shares of capital stock that the Corporation shall have authority to issue is 5,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”) and 1,000,000 shares of Preferred Stock, par value $0.001 per share (the “Preferred Stock”).

The shares of Preferred Stock may be issued from time to time in one or more series. Apart from any other provisions in this Certificate of Incorporation authorizing the issuance of shares of Preferred Stock, the Board of Directors of the Corporation (the “Board”) is authorized to establish from time to time, by resolution or resolutions, the number of shares to be included in each series and to fix and alter the rights, preferences, privileges, and restrictions granted to and imposed upon any series thereof, and to fix the designation of any such series of Preferred Stock. The Board, within the limits and restrictions stated in any resolution or resolutions of the Board originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the original issue of shares of that series.

State of Delaware Secretary of State Division of Corporations Delivered 04:29 PM 04/25/2007 FILED 04:18 PM 04/25/2007 SRV 070478379 - 4340824 FILE

Subject to the provisions of applicable law or of the Bylaws with respect to the closing of the transfer books or the fixing of a record date for the determination of stockholders entitled to vote, and except as otherwise provided by applicable law or by the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of outstanding shares of Common Stock shall exclusively possess the voting power for the election of directors and for all other purposes, with each holder of record of shares of Common Stock being entitled to one vote for each share of Common Stock standing in the name of such holder on the books of the Corporation.

ARTICLE V

INCORPORATOR

The name and mailing address of the incorporator is as follows:

Name	Address
Aaron Scow	Akin Gump Strauss Hauer & Feld LLP 1700 Pacific Avenue, Suite 4100 Dallas, Texas 75201

ARTICLE VI

BOARD OF DIRECTORS

The number of directors of the Corporation shall be fixed in the manner provided in the Corporation’s Bylaws (the “Bylaws”), and until changed in the manner provided in the Bylaws, shall be five (5). The names and mailing addresses of the persons who are to serve as the initial directors until the first annual meeting of the stockholders of the Corporation and such director’s successor is elected and qualified are as follows:

Name	Address

Ned N. Fleming, III	14001 N. Dallas Pkwy, Suite 111 Dallas, Texas 75240

Mark Matteson	14001 N. Dallas Pkwy, Suite 111 Dallas, Texas 75240

Michael H. McKay	131 Dartmouth Street Boston, Massachusetts 02116

Charles E. Owens	256 Honeysuckle Road Brightleaf Court, Suite 12 Dothan, Alabama 36305

Charles W. Roberts, III	P.O. Box 188 Highway 20 E Hosford, Florida 32334

ARTICLE VII

BYLAWS

In furtherance and not in limitation of the powers conferred upon it by law, the Board shall have the power to adopt, amend, alter or repeal the Bylaws of the Corporation.

ARTICLE VIII

LIMITED LIABILITY; INDEMNIFICATION

Section 8.1 Limitation of Personal Liability. No person who is or was a director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director of the Corporation, except to the extent such exemption from liability or limitation thereof is not permitted by the DGCL, as the same exists or hereafter may be amended. If the DGCL is hereafter amended to authorize corporate action further limiting or eliminating the liability of directors, then the liability of a director to the Corporation or its stockholders shall be limited or eliminated to the fullest extent permitted by the DGCL, as so amended. Any repeal or amendment of this Section 8.1 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Certificate of Incorporation inconsistent with this Section 8.1 will, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to further limit or eliminate the liability of directors) and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to acts or omissions occurring prior to such repeal or amendment or adoption of such inconsistent provision.

Section 8.2 Indemnification.

(a) Each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter a “Covered Person”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized or permitted by applicable law, as the same exists or may hereafter be amended, against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by such Covered Person in connection with such proceeding, and such right to indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall indemnify a Covered Person in connection with a proceeding (or part thereof)

initiated by such Covered Person only if such proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred by this Section 8.2 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any such proceeding in advance of its final disposition.

(b) The rights conferred on any Covered Person by this Section 8.2 shall not be exclusive of any other rights which any Covered Person may have or hereafter acquire under law, this Certificate of Incorporation, the Bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

(c) Any repeal or amendment of this Section 8.2 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Certificate of Incorporation inconsistent with this Section 8.2. will, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

(d) This Section 8.2 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than Covered Persons.

ARTICLE IX

AMENDMENT OF CERTIFICATE OF INCORPORATION

The Corporation reserves the right at any time from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by this Certificate of Incorporation, the Bylaws or the DGCL.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Incorporation this 25th day of April, 2007.

Aaron A. Scow, Incorporator

Delaware	Page 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “SUNTX CPI GROWTH COMPANY, INC.”, CHANGING ITS NAME FROM “SUNTX CPI GROWTH COMPANY, INC.” TO “CONSTRUCTION PARTNERS, INC.”, FILED IN THIS OFFICE ON THE TWENTIETH DAY OF SEPTEMBER, A.D. 2017, AT 11:27 O ‘CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

4340824 8100 SR# 20176246635	Authentication: 203261548 Date: 09-20-17
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 11:26 AM 09/20/2017 FILED 11:27 AM 09/20/2017 SR 20176246635 - File Number 4340824

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

SUNTX CPI GROWTH COMPANY, INC.

The undersigned, desiring to amend the Certificate of Incorporation of SunTx CPI Growth Company, Inc. (the “Corporation”), pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

1.	The name of the Corporation is SunTx CPI Growth Company, Inc.

2.	The Certificate of Incorporation of the Corporation was originally filed with the Delaware Secretary of State on April 25, 2007 and assigned file number 4340824.

3.	The Board of Directors of the Corporation, by unanimous consent pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, duly adopted the following amendments to the Certificate of Incorporation:

4.	Article I of the Certificate of Incorporation of the Corporation shall be amended as follows to change the name of the Corporation:

“The name of the Corporation is Construction Partners, Inc. (the “Corporation”).”

5.	The above-referenced amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned executed this Certificate of Amendment to the Certificate of Incorporation of the Corporation on this 20th day of September, 2017.

By:
Name:	Ned N Fleming, III
Title:	Authorized Person Chairman of the Board